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3.5 Agreement of Merger


                                STATE OF DELAWARE
                             DELAWARE INTO DELAWARE
                               AGREEMENT OF MERGER

         Now on this 22nd day of July, 2003, the STEAM CLEANING USA INC. and the HUMANA TRANS SERVICES HOLDING CORP., both Delaware Corporations, pursuant to
Section 251 of the General Corporation Law of the State of Delaware, have entered into the following Agreement of Merger:

         WITNESSETH, that:

         WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and

         WHEREAS, said STEAM CLEANING USA INC., filed its certificate of Incorporation in the office of the Secretary of State of the State of Delaware on November 17, 1994, as THERMALTEC INTERNATIONAL, CORP.; and

         WHEREAS, said HUMANA TRANS SERVICES HOLDING CORP., filed its certificate of Incorporation in the office of the Secretary of State of the State of Delaware on April 25, 2003;

         NOW, THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

         FIRST: The HUMANA TRANS SERVICES HOLDING CORP. hereby mergers into itself and said STEAM CLEANING USA, INC., shall be and hereby merged into STEAM CLEANING USA, INC., which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of HUMANA TRANS SERVICES HOLDING CORP., as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of each of the constituent corporations shall be as follows: An exchange of one share of common stock of HUMANA TRANS HOLDING CORP for one new share of STEAM CLEANING USA, INC. post reverse split shares.


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         FOURTH: This merger shall become effective upon the filing with the
Secretary of State of Delaware

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Board of Directors, have caused these presents to be executed by an authorized officer of each party hereto.


STEAM CLEANING USA, INC.

By:      __________________________
         Authorized Officer

Name:    James W. Zimbler
Title:   President


HUMANA TRANS SERVCIES HOLDING CORP.

By:      __________________________
         Authorized Officer
Name:    John Daly
Title:   President



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         I, Andrew B. Mazzone, Secretary of STEAM CLEANING USA, INC., a
corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary of said Corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of sad corporation by an authorized officer STEAM CLEANING USA, INC., a corporation of the State of Delaware, was duly submitted to the stockholders of said STEAM CLEANING USA, INC., at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that approximately 7,000,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 6,500,000 shares voted by ballot in favor of said Agreement of Merger and the Holders of -0- shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stock holders of said STEAM CLEANING USA, INC., and the duly adopted agreement of said corporation.

         WITNESS my hand on behalf of said STEAM CLEANING USA, INC., on this 21st day of July, 2003.


                             By: _________________________
                                       Secretary
                             Name: Andrew B. Mazzone



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         I, James W. Zimbler, Secretary of HUMANA TRANS SERVICES HOLDING CORP.,
a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary of said Corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of sad corporation by an authorized officer HUMANA TRANS SERVICES HOLDING CORP., a corporation of the State of Delaware, was duly submitted to the stockholders of said HUMANA TRANS SERVICES HOLDING CORP.., at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 1,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 6,000,000 hares voted by ballot in favor of said Agreement of Merger and the Holders of -0- shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stock holders of said HUMANA TRANS SERVICES HOLDING CORP., and the duly adopted agreement of said corporation.

         WITNESS my hand on behalf of said HUMANA TRANS SERVICES HOLDING CORP., on this 21st day of July, 2003.


                           By: _________________________
                                    Secretary

                           Name:  _________________________


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